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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38865, 333-66029 and 333-103245) of ABIOMED, Inc. of our report dated May 16, 2003 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 5, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS